Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 10, 2021, relating to the financial statements of Latham Group, Inc. (formerly, Latham Topco, Inc.). We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

March 31, 2021